SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 2, 2001
                                  ------------




                                 ebank.com, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)




  Georgia                        333-41545               58-2349097
--------------------------------------------------------------------------------
  (State or other               (Commission            (I.R.S. Employer
  jurisdiction of               File Number)           Identification No.)
  incorporation)




                 2410 Paces Ferry Road, Atlanta, Georgia      30339
--------------------------------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)




       Registrant's telephone number, including area code: (770) 863-9229
                                                           --------------




                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changedsince last report.)

Item 5.  Other Events.

         On July 2, 2001, ebank.com, Inc. issued a press release announcing the closing of two private offerings: (1) a $5 million private offering that was commenced in September of 2000 and completed June 5, 2001; and (2) a $975,000 private offering that was commenced on June 18, 2001 and completed June 26, 2001. The company sold 500,000 units in the first private offering and raised approximately $4.5 million in net proceeds, and it sold 97,500 units in the second private offering and raised approximately $875,000 in net proceeds. Each unit in the first offering consists of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $3.50 per share. Each unit in the second offering consists of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $4.00 per share. A copy of this press release is attached as
Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) The following information is filed as an exhibit to the Current Report on Form 8-K:



          Exhibit No.             Description
          ----------              -----------

             99.1                Press release issued July 2, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EBANK.COM, INC.



                                         By: /s/ Wayne Byers
                                               ---------------------------------
                                                 Wayne Byers,
                                                 Chief Financial Officer

Dated: July 2, 2001

                                  Exhibit Index




        Exhibit No.          Description
        -----------          -----------
           99.1              Press release issued July 2, 2001